SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: March 14, 2003


                               MKTG SERVICES, INC.
                               ------------------
               (Exact name of Registrant as specified in charter)


    Nevada                        0-16730                        88-0085608
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(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                  File No.)                   Identification No.)
incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  917/339-7100
                                  ------------
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

As previously reported on our Current Report on Form 8-K dated March 5, 2003, on such date a Nasdaq Listing Qualifications Panel determined to continue the listing of the Company's securities on the Nasdaq SmallCap Market on the condition, among other things, that the Company make a public filing with the Securities and Exchange Commission and Nasdaq evidencing stockholders' equity of at least $2,5000,000. The filing is to contain an unaudited balance sheet no older than 45 days including pro forma adjustments for any significant events or transactions occurring on or before the filing date. This report on Form 8-K is being filed by the Company in compliance with such condition and for the purpose of filing, as part of this report, a balance sheet as of January 31, 2003 demonstrating a stockholders' equity of at least $2,500,000. The balance sheet filed as an exhibit to this report is unaudited and speaks only as of its date and is not necessarily indicative of the balance sheet of the Company or the Company's results of operations for any other period. Further, it does not contain any footnotes or other disclosures. Therefore, the balance sheet presented was not prepared in accordance with GAAP. The Company's next regularly scheduled report on Form 10-Q for the fiscal quarter ending March 31, 2003 is due to be filed by the Company on or before May 15, 2003.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  N/A

(b)  N/A

(c)  The following documents are filed herewith as exhibits to this Form 8-K:

     99.1 Unaudited Balance Sheet as at January 31, 2003.

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      MKTG SERVICES, INC.
                                      (Registrant)


Date:  March 14, 2003                 By: /s/ J. Jeremy Barbera
                                      ------------------------------------------
                                      J. Jeremy Barbera
                                      Chairman of the Board and
                                      Chief Executive Officer